Exhibit 15

November 3, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 3, 2005 on our review of interim financial information of Unit Corporation for the three and nine month periods ended September 30, 2005 and 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2005 is incorporated by reference in its registration statements on Form S-8 (File No.’s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166 and 333-39584) and Form S-3 (File No.’s 333-83551, 333-99979 and 333-128213).

Very truly yours,

PricewaterhouseCoopers LLP